UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2006

DIGITAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

560 Mission Street, Suite 2900 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 3, 2006, Digital Realty Trust, L.P., a Maryland limited partnership of which we are the sole general partner, entered into an amendment to its existing $350.0 million unsecured revolving credit facility to permit investments and intercompany debt between foreign subsidiaries, to permit inclusion of Canadian assets in the borrowing base (not to exceed 15% of the total borrowing base amount), to increase permitted investments consisting of land and certain development assets from 5% to 10% of total asset value, and to increase the permitted number of debt tranches outstanding under the credit facility at any time from 7 to 12 . A copy of the amendment will be filed as an exhibit to our Quarterly Report on Form 10-Q for the Quarter ended March 31, 2006 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Realty Trust, Inc.

By:	/s/ Joshua A. Mills
Joshua A. Mills General Counsel and Assistant Secretary

Date: May 4, 2006